EXHIBIT 10.3

AMENDMENT TO
NON-STATUTORY STOCK OPTION AGREEMENT

This Amendment to Non-Statutory Stock Option Agreement (this “Amendment”) is entered into effective as of July 15, 2010 (the “Effective Date”), by and between Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and Donald L. Kirkendall (“Optionee”).

W I T N E S S E T H:

WHEREAS, the Company and Optionee have heretofore entered into that certain Non-Statutory Stock Option Agreement with an effective date of February 11, 2010 (the “Stock Option Agreement”) pursuant to which Optionee was granted an option (the “Option”) to purchase shares of the common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth in the Stock Option Agreement and the Company’s 2006 Stock Incentive Plan, as amended; and

WHEREAS, the Stock Option Agreement originally covered 50,000 shares at an exercise price of $2.25 per share; and

WHEREAS, the Company has determined that the language regarding Vesting Event 2 was incorrect;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties, intending to be legally bound hereby, agree as follows, effective as of the Effective Date:

1.    The Stock Option Agreement is hereby amended by deleting Section 2 Vesting Event 2 of the Stock Option Agreement and substituting the following therefor:

(a)    “Vesting Event 2 (covering 10,000 Options) shall occur on February 11, 2011 provided that; the Optionee is employed by the Corporation and the Corporation achieves 100,000 BOE of monthly production by February 11, 2011.”

2.    The Stock Option Agreement is hereby amended by deleting Section 2 Vesting Event 3 of the Stock Option Agreement and substituting the following therefor:

(a)    “Vesting Event 3 (covering 10,000 Options) shall occur at any time prior to February 11, 2011  provided that; the Optionee is employed by the Corporation and that the Common Stock of the Corporation has traded at a daily VWAP of $4.50 or more for 10 consecutive trading days.  The VWAP shall be that as found in the market data provided by Bloomberg, LP.”

3.    (a)    Optionee represents and warrants to the Company that: (i) this Amendment and the terms of this Amendment have been freely made and without duress after having consulted with professionals of Optionee’s choice; (ii) as of the Effective Date, Optionee is the lawful owner of, and has good title to, the Option; (iii) the Option is free and clear of all liens, encumbrances, and adverse claims; (iv) Optionee has not heretofore assigned, transferred, sold, delivered, mortgaged, pledged, granted options or rights to purchase, or encumbered the Option; (v) Optionee has the right, power, and authority to enter into this Amendment; and (vi) this Amendment has been duly executed by, and constitutes a legal, valid, binding and enforceable obligation of, Optionee.

(b)    Optionee acknowledges and agrees that Optionee is not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective officers, directors, shareholders, agents, attorneys, or successors, or any failure of such individual or entity to disclose information, or any written or oral statements or representations or failure to disclose information by any representative or agent of such individual or entity.  Optionee acknowledges and agrees that in deciding to enter into this Amendment, Optionee is relying on his or her own judgment and the judgment of the professionals of Optionee’s choice with whom Optionee has consulted.

4.    As amended hereby, the Stock Option Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by an officer thereunto duly authorized, and Optionee has executed this Amendment, as of the 15th day of July 2010, effective as of the Effective Date.

Magnum Hunter Resources Corporation By: /s/ Gary C. Evans Name: Gary C. Evans Title: Chief Executive Officer OPTIONEE /s/ Donald L. Kirkendall Donald L. Kirkendall